Exhibit 23.3

SSY Consultancy & Research Ltd

January 2, 2015

Scorpio Bulkers Inc.

9, Boulevard Charles III

MC 98000 Monaco

Gentlemen:

Reference is made to the Form F-3 registration statement, including any amendments or supplements thereto (the “Registration Statement”) relating to the public registration of up to $500 million of securities of Scorpio Bulkers Inc. (the “Company”) and the resale of common shares of the Company by certain selling shareholders to be named in a prospectus supplement to the Registration Statement. We hereby consent to all references to our name in the Registration Statement, including by reference to your annual report on Form 20F filed on April 2, 2014 the (“Annual Report”), and to the use of the statistical information and industry and market data in the full format (including all disclaimers) supplied by us set forth in the section of the Annual Report entitled “Industry and Market Conditions.” We further advise the Company that our role has been limited to the provision of such statistical information and industry and market data supplied by us. With respect to such statistical data, we advise you that:

(1)    certain information in our database is derived from estimates or subjective judgments, and while we have taken reasonable care in the compilation of the statistical and graphical information and believes it to be accurate and correct, data compilation is subject to limited audit and validation procedures and;

(2)    the information in the databases of other maritime data collection agencies may differ from the information in our database.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Annual Report entitled “Industry and Market Conditions.”

Yours faithfully,

JP Kearsey

Director

SSY Consultancy & Research Ltd

SSY Consultancy & Research Ltd, Lloyds Chambers, 1 Portsoken Street, London E1 8PH

Telephone: +44 (0)20 7977 7404 Fax: +44 (0)20 7265 1549

E-mail: research@ssy.co.uk